INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT made as of the ____ day of _________, 2005 by and between TFS Capital LLC (the "Investment Adviser"), a Virginia Limited Liability Company, and TFS Capital Investment Trust (the "Trust"), an Ohio business trust.

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is currently authorized to issue separate series of shares, each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Trust's Registration Statement on Form N-1A filed the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Act (the "Registration Statement"); and

WHEREAS, the Trust is engaged in the business of investing and reinvesting the assets of each of its series in securities ("the portfolio assets") of the type and in accordance with the limitations specified in the Trust's Agreement and Declaration of Trust (the "Declaration") and Registration Statement, and any representations made in its prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by the Trustees; and

WHEREAS, the Trust established TFS Small Cap Fund (the "Fund") as a series of the Trust, and wishes to employ the Investment Adviser to manage the investment and reinvestment of the Fund's portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below and acknowledges that it has received prior to entering into this Agreement a copy of Form ADV-Part II as filed by the Investment Adviser with the Commission.

NOW, THEREFORE, the parties agree as follows:

     1. The Trust hereby appoints the Investment Adviser to supervise and direct the investments of and for the Fund and as the Fund's agent and attorney-in-fact with full discretionary and exclusive power and authority to establish, maintain and trade in brokerage accounts for and in the name of the Fund and to buy, sell and trade in all stocks, bonds and other assets of the Fund. The Investment Adviser hereby accepts such appointment and agrees to manage the portfolio assets in a manner consistent with the investment objective, policies and restrictions of the Fund and with applicable law.

     2. Unless advised by the Trustees of the Trust of an objection, the Investment Adviser may, to the extent permitted by applicable laws and regulations, direct that a portion of the brokerage commissions that may be generated by the Fund be applied to payment for brokerage and research services. Brokerage and research services furnished by brokers may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts as well as discussions with research personnel; financial publications; and statistic and pricing services utilized in the investment management process. Brokerage and research services obtained by the use of commissions arising from the Fund's portfolio transactions may be used by the Investment Adviser in its other investment activities. In selecting brokers and negotiating commission rates, the Investment Adviser will take into account the financial stability and reputation of brokerage firms and the brokerage, execution and research services provided by such brokers. The benefits which the Fund may receive from such services may not be in direct proportion to the commissions generated by the Fund. The Trust acknowledges that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs that would otherwise by obtainable.

     3. The Investment Adviser may bunch orders for the Fund with orders for the same security for other accounts managed by the Investment Adviser or its affiliates. In such instances, the Fund will be charged the average price per unit for the security in such transactions. Complete records of such transactions will be maintained by the Investment Adviser and will be made available to the Trust upon request.

     4. The Investment Adviser shall report to the Board of Trustees at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep the Trustees in touch with important developments affecting the portfolio assets and on the Investment Adviser's own initiative will furnish the Trustees from time to time with such information as the Investment Adviser may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. The Investment Adviser will also furnish the Trustees with such statistical and analytical information with respect to the portfolio assets as the Investment Adviser may believe appropriate or as the Trustees reasonably may request. In making purchases and sales of the portfolio assets, the Investment Adviser will bear in mind the policies set from time to time by the Board of Trustees as well as the limitations imposed by the Trust's Agreement and Declaration of Trust, and in the Trust's Registration Statement, in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and practices, including restrictions applicable to the Fund's portfolio.

     5. The Investment Adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Investment Adviser against any liability to the Fund or to its security holders to which the

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

          Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Investment Adviser's reckless disregard of its obligations and duties hereunder. It is understood that the Investment Adviser performs various investment advisory and managerial services for others, and the Trust agrees that the Investment Adviser may give advice and take action in the performance of its duties with respect to others which may differ from advice given or action taken with respect to the Fund. Nothing contained herein shall in any way constitute a waiver or limitation of any rights which the Fund or its shareholders may have under common law, or any federal or state securities laws.

     6. This Agreement shall become effective on the date hereof and shall remain in effect until ______, 2007, and shall continue in effect from year to year thereafter so long as its continuance is specifically approved at least annually by the Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement, and provided further, however, that if the continuation of this Agreement is not approved, the Investment Adviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between the parties covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, or by a vote of the Board of Trustees on 60 days' written notice to the Investment Adviser, or by the Investment Adviser on 60 days' written notice to the Trust.

     7. This Agreement shall not be amended unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as Trustees of the Trust), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund.

     8. This Agreement may not be assigned by the Investment Adviser and shall terminate automatically in the event of any assignment by the Investment Adviser. The term "assignment" as used in this paragraph shall have the meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

     9. If the Investment Adviser ceases to act as investment adviser to the Fund, or, in any event, if the Investment Adviser so requests in writing, the Trust agrees to take all necessary action to change the names of the Trust and the Fund to a name not including the term "TFS Capital." The Investment Adviser may from time to time make available without charge to the Trust for its use of such marks or symbols owned by the Investment Adviser, including marks or symbols containing the term "TFS Capital" or any variation thereof, as the Investment Adviser may consider appropriate. Any such marks or symbols so made available will remain the Investment Adviser's property and it shall have the right, upon notice in writing, to require the Trust to cease the use of such mark or symbol at any time.


     10. For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay the Adviser a fee, computed and accrued daily and paid monthly, calculated as detailed in Schedule A hereto.

     11. Unless otherwise agreed to in writing by the parties, the Fund shall be responsible and hereby assumes the obligation for payment of all of its expenses, including: (a) payment to the Investment Adviser of the fee provided for in the foregoing paragraph; (b) custody, transfer and dividend disbursing expenses; (c) fees of trustees who are not affiliated persons of the Investment Adviser or any administrator of the Trust; (d) legal and auditing expenses; (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to the Fund; (g) costs of printing the Fund's prospectuses and shareholder reports for existing shareholders; (h) cost of maintenance of the Fund's corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies;
          (k) expenses and fees related to registration and filing with the Commission and with state regulatory authorities; and (l) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective plans pursuant to Rule 12b-1 under the Act or one or more effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that the Fund's payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

     12. Except to the extent necessary to perform the Investment Adviser's obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser or its members, officers or employees to engage in any other business or to devote time and attention to the management of other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other individual or entity.

     13. The validity of the Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Virginia without regard to its conflict of laws provisions, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

     14. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and the Investment Adviser shall look only to the assets of the Fund for the satisfaction of such obligations.

     15. The Investment Adviser shall promptly notify the Trust of any change in the ownership or control of the Investment Adviser.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                   TFS CAPITAL INVESTMENT TRUST


                                   By:
                                        ----------------------------------------



                                   TFS CAPITAL LLC


                                   By:
                                        ----------------------------------------







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

                                   Schedule A
                                   ----------

COMPENSATION OF THE ADVISER. The Fund will pay to the Adviser, for all of the services to be rendered and payments made as provided in this Agreement, a base fee, computed and accrued daily and paid monthly, at an annual rate of 1.00% of its average daily net assets (the "Base Fee"), which fee is subject to adjustment based on the investment performance of the Fund in relation to the investment performance of the Fund's benchmark index, which is the Russell 2000 Index.

     Adjustments to the Base Fee will be made by comparison of the Fund's investment performance for the applicable performance period to the investment performance of the Fund's benchmark index for the same period (the "Performance Fee Adjustment"). The applicable performance period is a rolling twelve (12) month period whereby the most recent calendar month is substituted for the earliest month as time passes. The Base Fee with respect to the Fund will be increased by 1.00% if the Fund outperforms its benchmark by at least 1.00% for the previous 12 months, and decreased by 1.00% if the Fund underperforms its benchmark by at least 1.00% for the previous 12 months.

     The Adviser will not receive a Performance Fee Adjustment for periods during which the Fund incurs negative investment performance yet outperforms its benchmark by at least 1.00%. During such periods, the Fund will receive only the Base Fee. If the Fund incurs negative investment performance and underperforms its benchmark by at least 1.00%, the Base Fee will be reduced by 1.00%.

     The maximum monthly fee rate as adjusted for performance will be 1/12 of 2.00% of the Fund's average daily net assets and will be payable if the Fund's performance is positive and if it exceeds the Fund's benchmark index by 1.00 or more percentage points for the performance period. The minimum monthly fee rate as adjusted for performance will be 1/12 of 0.00% of the Fund's average daily net assets and no Performance Fee Adjustment will be payable if the investment performance of the Fund is exceeded by the investment performance of the Fund's benchmark index by 1.00 or more percentage points for the performance period.

     Initial Period. The Performance Fee Adjustment will not be applied until January 1, 2007 (the "Initial Period"). During the Initial Period, the Adviser will receive the Base Fee.

     SUBSEQUENT PERIODS. For each month following the Initial Period, the Adviser will receive the Base Fee, subject to the Performance Fee Adjustment calculated as described above.

     The Fund's investment performance will be measured by comparing (i) the opening net asset value of one share of the Fund on the first business day of the performance period with (ii) the closing net asset value of one share of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Fund's benchmark index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the securities included in the Fund's benchmark index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rules under the Investment Advisers Act of 1940, as the same from time to time may be amended.

     Any calculations of the investment performance of the Fund and the investment performance of the Fund's benchmark index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

     In the event of any termination of this Agreement, the fee provided for in this Schedule A shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.











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